UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 30, 2018

ECO-STIM ENERGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	36909	20-8203420
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2930 W. Sam Houston Pkwy N., Suite 275
Houston, TX	77043
(Address of principal executive offices)	(Zip Code)

281-531-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2018, Eco-Stim Energy Solutions, Inc. (the “Company”), entered into certain compensation arrangements with Mr. Alexander Nickolatos, the Company’s Interim President and Chief Executive Officer, and Chief Financial Officer, and Mr. Carlos A. Fernandez, the Company’s Executive Vice President – Corporate Business Development and General Manager Latin America.

The compensation arrangement for Mr. Nickolatos includes a $100,000 retention bonus (the “Retention Bonus”), payable in six equal monthly installments, or earlier if Mr. Nickolatos’ employment is terminated by the Company without “cause” or by Mr. Nickolatos for “good reason,” as such terms are defined under the employment agreement between Mr. Nickolatos and the Company (the “Employment Agreement”). If Mr. Nickolatos terminates his employment with the Company before March 31, 2019 (other than for “good reason” or due to death or disability), he will be obligated to refund to the Company the aggregate amount of the Retention Bonus payments received by Mr. Nickolatos prior to such termination. In addition, any Retention Bonus payments paid to Mr. Nickolatos will be credited against any amounts owed to Mr. Nickolatos by the Company under the terms of the Employment Agreement in connection with any future termination of employment (unless certain change of control transactions have occurred prior to any such termination). The compensation arrangement for Mr. Nickolatos also includes a cash performance award under the Company’s 2015 Stock Incentive Plan, as amended (the “2015 Plan”), with the maximum value of the award equal to $200,000, and with such award payable upon the achievement of predetermined Company performance goals as specified by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”).

The compensation arrangement for Mr. Fernandez consists of a cash performance award under the 2015 Plan, with the maximum value of the award equal to $100,000, and with such award payable upon the achievement of predetermined Company performance goals as specified by the Compensation Committee.

To be eligible to receive payment of the performance awards described above following satisfaction of the predetermined Company performance goals, the executive must not terminate his employment on or before the end of the applicable performance period (other than termination for “good reason,” death or disability) and the executive’s employment must not have been terminated for “cause” by the Company on or before the end of the applicable performance period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO-STIM ENERGY SOLUTIONS, INC.

By:	/s/ Alexander Nickolatos
Alexander Nickolatos
Interim President and Chief Executive Officer, and Chief Financial Officer

Date: November 2, 2018